Exhibit 1.A(8)(b)(xxxxi)

                                 AMENDMENT NO. 1

                             PARTICIPATION AGREEMENT


         The Participation Agreement (the "Agreement"), dated December 3,
1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A


        FUNDS AVAILABLE UNDER THE                SEPARATE ACCOUNTS                  CONTRACTS FUNDED BY THE SEPARATE
                 POLICIES                       UTILIZING THE FUNDS                             ACCOUNTS
AIM V.I. Government Securities Fund        Separate Account Al           o THE EXCHEQUER VARIABLE ANNUITY

AIM V.I. Capital Appreciation Fund         Separate Account Ll           o FIRST LINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund                                      o FIRST LINE II VARIABLE UNIVERSAL LIFE
                                                                         o STRATEGIC ADVANTAGE VARIABLE UNIVERSAL LIFE
                                                                         o STRATEGIC ADVANTAGE II VARIABLE UNIVERSAL LIFE

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  6/23/98



                                              AIM VARIABLE INSURANCE FUNDS, INC.


Attest:/s/ Nancy L. Martin                    By: /s/ Robert H. Graham
Name:  Nancy L. Martin                        Name:  Robert H. Graham
Title:  Assistant Secretary                   Title:  President


(SEAL)


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


                                     SECURITY LIFE OF DENVER INSURANCE COMPANY


Attest: /s/ Eric G. Banta            By:   /s/ Gary W. Waggoner
Name:  Eric G. Banta                 Name:  Gary W. Waggoner
Title: Assistant Secretary           Title:  Vice President


(SEAL)



                                     ING AMERICA EQUITIES, INC.


Attest: /s/ Shirley A. Knarr         By:   /s/ Carol D. Hard
Name:  Shirley A. Knarr              Name:  Carol D. Hard
Title: Actuarial Officer             Title:  President

(SEAL)


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